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                                                                     Exhibit 5.1

                                 April 8, 1999



Board of Directors
Trex Company, Inc.
20 South Cameron Street
Winchester, VA  22601

Gentlemen:

          This firm has acted as special counsel to Trex Company, Inc. (the "Company"), a Delaware corporation, in connection with its registration, pursuant to a registration statement on Form S-1, of 4,718,450 shares of the Company's common stock, par value $.01 per share (the "Common Stock"). Of such shares, 4,615,450 shares of Common Stock (the "Primary Shares") have been registered for offering and sale by the Company and 103,000 shares of Common Stock (the "Secondary Shares") have been registered for offering and sale by the stockholders of the Company identified in the registration statement (the "Selling Stockholders"). This opinion letter is furnished to you to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with such registration.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1. The Registration Statement on Form S-1 (No. 333-63287) as filed by the Company with the Securities and Exchange Commission (the "Commission") on September 11, 1998 and Amendment No. 1 thereto as filed with the Commission on November 13, 1998, Amendment No. 2 thereto as filed with the Commission on February 9, 1999, Amendment No. 3 thereto as filed with the Commission on March 9, 1999, Amendment No. 4 thereto as filed with the Commission on March 24, 1999 and Amendment No. 5 thereto as filed with the Commission on April 8, 1999 (such Registration Statement, the "Registration Statement").
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Board of Directors
Trex Company, Inc.
April 8, 1999
Page 2



          2. Executed copy of the Underwriting Agreement dated April 7, 1999 (the "Underwriting Agreement") among J.C. Bradford & Co., as representative of the several underwriters named therein, the Company and the Selling Stockholders.

          3. The Restated Certificate of Incorporation of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          4. The Amended and Restated By-Laws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          5. Resolutions of the Board of Directors of the Company adopted at meetings held on September 10, 1998, March 12, 1999 and March 20, 1999 and by written consents effective March 23, 1999 and March 27, 1999, and resolutions of the Board of Directors of the Company adopted at a meeting held on April 7, 1999, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          6. The Contribution and Exchange Agreement dated as of March 19, 1999 among the Company, TREX Company, LLC, a Delaware limited liability company, the members of TREX Company, LLC specified therein and the other parties whose names appear on the signature pages thereof.

          7. A certificate of an officer of the Company with respect to certain matters relating to the subject matter of this opinion letter.

          In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies.
This opinion letter is given, and all statements herein are made, in the context of the foregoing.
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Board of Directors
Trex Company, Inc.
April 8, 1999
Page 3

          This opinion letter is based as to matters of law solely on Delaware corporate law. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

          Based upon, subject to and limited by the foregoing, we are of the opinion that (a) following (i) effectiveness of the Registration Statement, (ii) issuance of the Primary Shares pursuant to and in accordance with the terms of the Underwriting Agreement and (iii) receipt by the Company of the consideration for the Primary Shares to be sold by the Company specified in the resolutions of the Board of Directors referred to in Paragraph 5 above, the Primary Shares to be issued and sold by the Company will be validly issued, fully paid and non-assessable under Delaware corporate law and (b) the Secondary Shares have been validly issued, and are fully paid and non-assessable under Delaware corporate law.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the references to our firm under "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                    Very truly yours,

                                    /s/ Hogan & Hartson  L.L.P.